Exhibit 99.1

Ocean Power Technologies’ PowerBuoy™ Successfully Deployed in the Adriatic Sea by Eni

Achieves Critical Next Step in Demonstrating Wider Commercial Uses for PowerBuoy™

Monroe Township, N.J., December 19, 2018 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, announced today that the Company’s PowerBuoy™ has successfully been deployed in the Adriatic Sea to advance Eni’s R&D MaREnergy project, aiming to develop, deploy and demonstrate suitability of wave energy renewable technologies in Oil & Gas operations.

The OPT PowerBuoy™ will be used in the Adriatic Sea to advance Eni’s research and development of proprietary integrated subsea technology systems to allow future applications for remotely controlled field developments powered by wave energy, environmental monitoring and offshore asset inspection using autonomous underwater vehicles (AUVs). The PowerBuoy™ will be used to demonstrate subsea battery charging, which eventually may be used to provide a standalone charging station and communications platform that would enable the long-term remote operation of AUVs.

OPT’s PB3 PowerBuoyTM is a reliable and persistent power and communication platform for remote offshore applications such as autonomous vehicle charging, meteorological and ocean data collection, subsea equipment powering, and well monitoring for offshore oil and gas operations. The PB3 PowerBuoyTM supports a suite of end user selectable mission critical payloads while extending their range of operation, lowering their operational costs, and enabling real-time data transfer and decision making.

George H. Kirby, President and Chief Executive Officer of OPT, said, “Our team has worked closely with Eni to ensure the successful deployment of the PB3 PowerBuoyTM in the Adriatic Sea. Since our agreement was signed in March, OPT and Eni have achieved several key milestones. We believe this deployment represents another key step in the Company’s history and will create new opportunities for our company going forward.”

The agreement between OPT and Eni provides for a minimum 24-month contract that includes an 18-month PB3 PowerBuoy™ lease and associated project management. OPT will also provide deployment support, remote data collection and monitoring. At the conclusion of the initial 18-month lease, and upon meeting technical metrics, Eni will have the option to either extend the lease for an additional 18 months or purchase the PB3 PowerBuoy™.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PB3 PowerBuoy™ uses ocean waves to provide clean and reliable electric power and real-time data communications for remote offshore applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

About Eni S.p.A.

Eni is an integrated energy company employing more than 33,000 people in 73 countries in the world. Eni engages in oil and natural gas exploration, field development and production, as well as in the supply, trading and shipping of natural gas, LNG, electricity and fuels and has consistently ranked among the top 100 on the Fortune Global 500 list of the world’s largest companies by revenue.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Business Development Contact:

Matthew May

Vice President, Global Business Development

Email: mmay@oceanpowertech.com

Phone: 609-730-0400

Ocean Power Technologies, Inc.